Exhibit 99.1
T-3 Energy Services, Inc. Schedule Change
HOUSTON, TEXAS, (PRIMEZONE WIRE) — March 24, 2009. T-3 Energy Services, Inc. (“T-3 Energy”) (NASDAQ:TTES — News) announced today that it will not be presenting, as previously announced, at the Howard Weil 37th Annual Energy Conference in New Orleans on Thursday, March 26, 2009.
T-3 Energy Services, Inc. provides a broad range of oilfield products and services primarily to customers in the drilling and completion of new oil and gas wells, the workover of existing wells and the production and transportation of oil and gas.
Contact:	James M. Mitchell Senior Vice President and Chief Financial Officer 713-996-4110